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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  May 29, 2003
                          ----------------------------
                Date of report (Date of earliest event reported)

                           DAYTON SUPERIOR CORPORATION
             (exact name of registrant as specified in its charter)



               Ohio                        1-11781            31-0676346
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  (State or other jurisdiction of       (Commission          I.R.S. Employer
   incorporation or organization)       File Number)      Identification Number)




           7777 Washington Village Dr., Suite 130, Dayton, Ohio 45459
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               (Address of Principal Executive Offices) (Zip Code)

                                 (937) 428-6360
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              (Registrant's telephone number, including area code)

                                       N/A
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         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS

     On May 27, 2003, Dayton Superior Corporation (the "Company") announced its intention to offer $150 million aggregate principal amount of Senior Second Secured Notes Due 2008 (the "Notes"). The offering of the Notes will not be registered under the Securities Act of 1933, as amended, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The net proceeds from the offering of the Notes are intended to be used to repay borrowings under the Credit Agreement among the Company and the various lenders party thereto, dated as of June 16, 2000 (as amended, modified and/or supplemented to, the "Credit Agreement").

     In connection with the offering of the Notes, the Company has entered into a Second Amendment dated as of May 20, 2002 (the "Second Amendment") of its existing Credit Agreement by which the lenders under the Credit Agreement consented to the issuance of up to $200 million in Notes subject to the Company's agreement to apply the net cash proceeds of the first $150 million in Notes to the permanent repayment and reduction of the credit facilities under the Credit Agreement.

     After giving effect to this repayment and reduction, the Company will remain entitled to borrow up to $50 million in revolving credit loans under the Credit Agreement, subject to a borrowing base consisting of 75% of the net book value of accounts receivable of the Company and its subsidiaries plus 50% of the net book value of their inventory.

     The Second Amendment also alters the security provisions and certain covenants in the Credit Agreement and eliminates certain mandatory prepayments and commitment reductions that previously had been required by the Credit Agreement.





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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) and (b) None.

(c) The following documents are furnished as Exhibits to this Current Report on Form 8-K pursuant to Item 601 of Regulation S-K:

99.1    Press Release dated May 29, 2003.




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ITEM 9. REGULATION FD DISCLOSURE

     In connection with the offering of $150 million Senior Secured Notes described in Item 5 of this report, the Company anticipates disclosing to prospective purchasers of the Notes the information set forth below, which is included herein for informational purpose and should not be deemed filed under the Securities Exchange Act of 1934, as amended.

     Based on preliminary internal estimates, management expects that the Company's operating income in the second quarter of 2003 will be in the range of $10.0 million to $11.8 million, depreciation and amortization will be in the range of $5.2 million to $5.3 million and facility closing and severance expense will be in the range of $0.3 million to $0.4 million. Therefore, management expects that the Company's earnings before interest expense, provision (benefit) for income taxes, depreciation expense, amortization of intangibles and facility closing and severance expense ("EBITDA") for the second quarter of 2003 will be in the range of $15.5 million to $17.5 million. The Company believes that certain investors may find EBITDA to be a useful tool for measuring a company's ability to service its debt. EBITDA does not represent cash flows from operating activities, as defined by U.S. generally accepted accounting principles, and is not a substitute for operating income as an indicator of operating performance or operating cash flows as a measure of liquidity. The way we calculate EBITDA may differ from that used by other companies and, therefore, comparability may be limited. Actual results for the quarter will depend on numerous factors, many of which are beyond the Company's control.

     Certain statements made herein concerning anticipated future performance are forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements as a result of a number of important factors. Representative examples of these factors include (without limitation) the cyclical nature of nonresidential building and infrastructure construction activity, which can be affected by factors outside Dayton Superior's control, such as the general economy and governmental expenditures; Dayton Superior's ability to successfully integrate acquisitions on a timely basis; the seasonality of the construction industry; and the amount of debt Dayton Superior must service. Quarterly results are also subject to the timing of revenue recognition relating to equipment sales, which tend to be unpredictable. This list of factors is not intended to be exhaustive, and additional information concerning relevant risk factors can be found in Dayton Superior's Registration Statement on Form S-4, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           DAYTON SUPERIOR CORPORATION




                                         By: /s/      Thomas W. Roehrig
                                            ----------------------------------
                                            Name: Thomas W. Roehrig
                                           Title: Vice President,
                                                  Corporate Accounting

Date: May 29, 2003



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                                  EXHIBIT INDEX


EXHIBIT NO.               DOCUMENT DESCRIPTION

99.1                      Press release dated May 29, 2003.